                                                                    Exhibit 11.0



                           ARTHUR J. GALLAGHER & CO.

      COMPUTATION OF NET EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE
                                  (UNAUDITED)



                                                        THREE-MONTH PERIOD ENDED     NINE-MONTH PERIOD ENDED
                                                              SEPTEMBER 30,                SEPTEMBER 30,

                                                           1996           1995         1996           1995
                                                          -------        -------      -------        -------
                                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net earnings                                              $18,057        $16,372      $34,534        $29,791
Adjustments to net earnings for computation                   303              -          619              -
                                                          -------        -------      -------        -------

Net earnings applicable to computation                    $18,360        $16,372      $35,153        $29,791
                                                          =======        =======      =======        =======

Average common shares outstanding                          16,139         16,411       16,291         16,309
Dilutive effect of stock options                            1,668            978        1,440            921
                                                          -------        -------      -------        -------
Weighted average number of common and
common equivalent shares outstanding                       17,807         17,389       17,731         17,230
                                                          =======        =======      =======        =======
Net earnings per common and common
equivalent share                                          $  1.03        $   .94      $  1.98        $  1.73
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